UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 13, 2023

TARGET GLOBAL ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41135	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 10176 Governor’s Square 23 Lime Tree Bay Avenue, Grand Cayman KY1-1102, Cayman Islands	KY1-1102
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): +1 345 814 5772

N/A
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TGAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TGAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	TGAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 10, 2023, Target Global Acquisition I Corp. (the “Company”) issued a press release announcing that its board of directors (the “Board”), upon request of Target Global Sponsor Ltd (the “Sponsor”), has elected to extend the date by which the Company has to consummate a business combination (the “Termination Date”) from November 13, 2023, for an additional month, to December 13, 2023. The Company’s Amended and Restated Memorandum and Articles of Association, as further amended on June 2, 2023 (the “Articles”), provides the Company the right to extend the Termination Date on a monthly basis for up to six times by an additional one month each time (each, an “Extension”), from September 13, 2023 to March 13, 2024. On November 10, 2023, the Sponsor deposited $90,000 into the Company’s trust account in connection with the Extension, which is evidenced by a non-interest bearing, unsecured convertible promissory note to the Sponsor and will be repayable by the Company upon consummation of an initial Business Combination.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Target Global Acquisition I Corp.

Date: November 13, 2023	By:	/s/ Shmuel Chafets
		Name:	Shmuel Chafets
		Title:	Chief Executive Officer